EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Form S-8 of our audit report dated December 28, 2004, relating to the financial statements of Magnum d=Or Resources, Inc. for its fiscal year ended September 30, 2004, which are incorporated by reference therein.

March 11, 2005

Michael Johnson & Co., L.L.C.

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